                                                                    EXHIBIT 21.1

                   LIST OF SUBSIDIARIES OF GENERAL MEDIA, INC.

                                                                                State or Other
                                                                                Jurisdiction of
                                                                                Incorporation
         Name                                                                   Or Organization
         ----                                                                   ---------------
1.       General Media Communications, Inc.                                     Delaware
2.       General Media Films, Inc. (*)                                          New York
3.       General Media International Financial Services (GMIFS)
            N.V.                                                                Netherlands Antilles
4.       General Media (UK), Ltd.                                               United Kingdom
5.       Penthouse Clubs International Establishment                            Liechtenstein
6.       Penthouse Images Acquisition, Ltd.                                     New York
7.       Penthouse Music, Ltd. (*)                                              Delaware
8.       Pure Entertainment Telecommunications, Inc.                            New York
9.       Pure Entertainment Telecommunications (Curacao) N.V.                   Netherlands Antilles
10.      General Media Entertainment, Inc.                                      New York
11.      Penthouse Financial Services N.V.                                      Netherlands Antilles
12.      General Media Art Holding, Inc.                                        Delaware
13.      GMCI Internet Operations, Inc.                                         New York
14.      GMI On-Line Ventures, Ltd.                                             Delaware

(*) Merged Into General Media Communications, Inc. On May 11, 2001.